Exhibit 32.1
CERTIFICATION
In connection with the annual report of ERICO International Corporation (the “Company”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to such officer’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 10, 2006

	By:	/s/ William H. Roj

	Name:	William H. Roj
	Title:	Chairman, Chief Executive Officer and Director

	By:	/s/ Jeffrey R. Steinhilber

	Name:	Jeffrey R. Steinhilber
	Title:	Chief Financial Officer and Director
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of report or as a separate disclosure document.